SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2000

WESTIN HOTELS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

0-15097	91-1328985
(Commission File Number)	(IRS Employer Identification No.)

777 Westchester Avenue

White Plains, New York 10604
(Address of principal executive offices, including zip code)

1-800-323-5888

(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

       On April 26, 2000, we completed the sale of The Westin St. Francis in San Francisco to BRE/ St. Francis L.L.C. of New York, an affiliate of The Blackstone Group, for $243 million. We used approximately $159 million of the proceeds to repay debt and deferred management fees related to the hotel and to pay costs and expenses related to the sale. Of this amount, we paid a total of approximately $55 million to Westin Realty Corp., the sole general partner of Westin Hotels Limited Partnership, and its affiliate, Starwood Hotels and Resorts Worldwide, Inc., the hotel manager. In addition, the long-term management agreement was assigned to the new owner and the hotel will continue to be managed by Starwood under the Westin brand.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       (a)   Not applicable.

(b)	Pro Forma Financial Information — To be filed by amendment not later than July 10, 2000.

       (c)   Exhibits.

(10.1)	Purchase and Sale Agreement dated as of January 18, 2000 by and between The Westin St. Francis Limited Partnership and BRE/St. Francis L.L.C. Incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on February 2, 2000.

(99.1)	Press Release dated April 27, 2000, issued by Starwood Hotels & Resorts Worldwide, Inc. to announce the completion of the sale of The Westin St. Francis Hotel.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2000

WESTIN HOTELS LIMITED PARTNERSHIP

By:	WESTIN REALTY CORP.,

Its sole General Partner

By:	/s/ Alan M. Schnaid

Alan M. Schnaid
Vice President

Exhibit Index

(10.1)	Purchase and Sale Agreement dated as of January 18, 2000 by and between The Westin St. Francis Limited Partnership and BRE/St. Francis L.L.C. Incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on February 2, 2000.
(99.1)	Press Release dated April 27, 2000, issued by Starwood Hotels & Resorts Worldwide, Inc. to announce the completion of the sale of The Westin St. Francis Hotel.

4